INTERNATIONAL ASSETS REPORTS FIRST QUARTER EARNINGS

New York - February 14, 2007 - International Assets Holding Corporation (the "Company"; NASDAQ: IAAC) today announced a net loss of $1,497,000 for the quarter ended December 31, 2006 ("Q1 2007"), compared to net income of $1,046,000 for the quarter ended December 31, 2005 ("Q1 2006"). The loss per share for Q1 2007 was $0.19 ($0.19 diluted), compared with earnings per share for Q1 2006 of $0.14 per share ($0.13 diluted). Operating revenues increased by 10% to $9,179,000 for Q1 2007 from $8,330,000 for Q1 2006. Total non-interest expenses increased by 59% to $9,746,000 for Q1 2007 from $6,119,000 for Q1 2006.

Further increases in commodity prices during the three months ended December 31, 2006 had a significant impact on the Company's earnings as reported under generally accepted accounting principles in the US ('GAAP'). The Company's earnings in Q1 2007 did not reflect a $4.8 million net increase in the unrealized gain in physical commodities inventory over the quarter because this gain is not included in the calculation of earnings under GAAP. To facilitate quarterly comparison and to meet loan covenant requirements, the Company has begun disclosing an Adjusted EBITDA figure (see table and explanation below). Adjusted EBITDA increased 75% from $2,383,000 in Q1 2006 to $4,181,000 in Q1 2007.

Operating revenues for Q1 2007 increased $849,000, or 10%, over Q1 2006. The international equities market-making business recorded a 74% increase, from $3,361,000 to $5,835,000. The asset management segment, separately disclosed for the first time in Q1 2007 following consolidation of the accounts of INTL Consilium with effect from August 1, 2006, recorded operating revenues of $2,039,000. This investment was accounted for on the equity method in Q1 2006. Foreign exchange trading operating revenues increased by 10% and international debt capital market revenues decreased by 1%. The commodities trading segment recorded an operating loss of $2,363,000 in Q1 2007, compared with operating revenues of $1,445,000 in Q1 2006. The commodities trading results excluded increases in unrealized fair market value gains in inventory of $4,834,000 in Q1 2007 and $223,000 in Q1 2006.

Total non-interest expenses for Q1 2007 increased by 59% over Q1 2006. The increase was attributable to increased variable compensation, an increase in total employees in the intervening year and the inclusion of INTL Consilium's expenses following consolidation of its accounts with effect from August 1, 2006. Interest expense increased by $961,000, from $529,000 for Q1 2006 to $1,490,000 for Q1 2007.

The weighted average number of shares outstanding increased from 7,439,000 for Q1 2006 to 7,877,000 for Q1 2007. On a diluted basis, the average number of shares decreased from 8,127,000 for Q1 2006 to 7,877,000 for Q1 2007.

In comparison with the quarter ended September 30, 2006 ("Q4 2006"), operating revenues of $9,179,000 for Q1 2007 were 108% greater than operating revenues for Q4 2006 of $4,414,000. International equities market-making operating revenues increased by 22%, asset management by 138% and the Company recorded a loss in commodities trading in Q1 2007 that was 47% lower than that recorded in Q4 2006. Non-interest expenses increased 34% from $7,296,000 for Q4 2006 to $9,746,000 for Q1 2007, due largely to increased compensation and benefits. The Company recorded a net loss of $1,962,000 for Q4 2006, compared with a net loss of $1,497,000 for Q1 2007. The basic and diluted loss per share for Q1 2007 was $0.19 and for Q4 2006 was $0.25.

Sean O'Connor, CEO stated, "We are very pleased with the overall performance of the Company. On a fully marked-to-market basis, each of our businesses has met or exceeded our expectations. In addition, we believe that our continued international expansion has laid the foundation for further growth."

Fiscal 2007: First Quarter Results - Unaudited (*):
(In thousands, except earnings per share)	Three Months Ended December 31, 2006 ("Q1 2007")	Three Months Ended December 31, 2005 ("Q1 2006")	% Change Three Months

.
Operating revenues	9,179	8,330	10%
Interest expense	1,490	529	182%
Net revenues	7,689	7,801	(1%)
Non-interest expenses	9,746	6,119	59%
Income (loss) before income taxes and minority interest	(2,057)	1,682	(222%)
Income tax expense (benefit)	(752)	636	**
Minority interest	192	-	**
Net income (loss)	(1,497)	1,046	**

Earnings per share (in $):
Basic	(0.19)	0.14	**
Diluted	(0.19)	0.13	**
Weighted average number of common shares outstanding:
Basic	7,877	7,439	6%
Diluted	7,877	8,127	(3%)

(*) Condensed consolidated financial statements will be included in the Company's Form 10-Q to be filed today with the SEC. The Form 10-Q will also be made available on the Company's web site at www.intlassets.com.

(**) Comparison not meaningful.

The following table shows the Company's Adjusted EBITDA, together with a reconciliation to net income (loss). Adjusted EBITDA rather than EBITDA is a non-GAAP measure that is defined in certain of the Company's loan covenants. Since this is the first period in which the Company is disclosing Adjusted EBITDA, the following table discloses Adjusted EBITDA for each quarter from Q1 2006 to Q1 2007. There was a 75% increase in Adjusted EBITDA from Q1 2006 to Q1 2007.
Three months ended	December 31, 2006	September 30, 2006	June 30, 2006	March 31, 2006	December 31, 2005
(In thousands)
Adjusted EBITDA	$4,181	$3,110	$4,686	$3,251	$2,383
Change in unrealized fair market gain in physical commodities inventory	(4,834)	(6,027)	1,266	(1,043)	(223)
Interest income	199	156	20	56	141
Interest expense	(1,490)	(473)	(621)	(472)	(529)
Depreciation and amortization	(113)	(115)	(109)	(107)	(89)
Income tax	752	1,458	(1,956)	(595)	(637)
Minority shareholders	(192)	(71)	-	-	-
Net income (loss)	($1,497)	($1,962)	$3,286	$1,090	$1,046

About International Asset Holding Corporation (Nasdaq IAAC)

International Assets Holding Corporation and its subsidiaries (the "Company") form a financial services group focused on select international securities, foreign exchange and commodities markets, and on asset management. We commit our capital and expertise to market-making and trading of international financial instruments, currencies and commodities. The Company's activities are currently divided into five functional areas - international equities market-making, international debt capital markets, foreign exchange trading, commodities trading and asset management. Additional information regarding the Company is available on the Company's web site at www.intlassets.com.

Certain statements in this document may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve known and unknown risks and uncertainties, many of which are beyond the Company's control, including adverse changes in economic, political and market conditions, losses from the Company's market-making and trading activities arising from counterparty failures and changes in market conditions, the possible loss of key personnel, the impact of increasing competition, the impact of changes in government regulation, the possibility of liabilities arising from violations of federal and state securities laws and the impact of changes in technology in the securities and commodities brokerage industries. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reasonable assumptions, there can be no assurances that the actual results, performance or achievement of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements.

Contact: Scott Branch, President
International Assets Holding Corporation
New York, NY 10017
Scott Branch, Phone (888) 345-4685 x 335